                                                                    EXHIBIT 23.1

               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                                                                  March 27, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

              Re:  Datatec Systems, Inc.
                   Amendment No. 1 to the Registration Statement on Form S-1
                   (Registration No. 333-102890)

Ladies and Gentlemen:

            Reference is made to Amendment No. 1 to the  Registration  Statement on Form  S-1  filed  on  March  27,  2003  (Registration  No.  333-102890)  (the
"Registration Statement"),  filed with the Securities and Exchange Commission by
Datatec Systems, Inc., a Delaware corporation (the "Company").  The Registration
Statement relates to the resale by certain selling  shareholders of an aggregate of 6,745,442  shares (the  "Shares") of the Company's  Common  Stock,  $.001 par
value.

            We advise you that we have examined  original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and shareholders  of  the  Company,  the  Registration  Statement,  and  such  other documents,  instruments and certificates of officers and  representatives of the
Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the conformity to original  documents of documents  submitted to us as certified or photostatic copies.

            Based upon the foregoing, we are of the opinion that the Shares, (i)
if  previously  issued,  are duly  authorized,  legally  issued,  fully paid and non-assessable or (ii) if not yet issued,  when issued, will be duly authorized, legally issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and we further  consent to the  reference  to this firm under  the  caption  "Legal  Matters"  in the  Registration  Statement  and  the
Prospectus forming a part thereof.

            We advise you that  certain  members of this firm are  optionholders and  shareholders of the Company.  Robert H. Friedman,  a member of our firm, is also a director of the Company.

                             Very truly yours,

                             /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                             --------------------------------------------------
                             OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP